Exhibit 10

AGREEMENT

This Consulting Agreement (this “Agreement”), dated as of May 6, 2011 (the “Commencement Date”), is being entered into by and between Bidz.com, Inc., a Delaware corporation (“Company”), and Nyu-Satsu Inc., a Nevada corporation (“Consultant”), with reference to the following matters:

RECITALS

WHEREAS, Company desires to engage the services of a consultant to provide certain consulting and other strategic advisory services to Company to assist Company to enhance its value and to effect a public equity financing to allow Company to expand its business;

WHEREAS, Consultant is in the business of providing consulting services desired by Company and proposes to provide the desired services to Company in exchange for the consideration set forth herein (the “Proposal”);

WHEREAS, Company recognizes, however, that Consultant is not in the business of stock brokerage, investment advice, activities which require registration under either the Securities Act of 1933 (the “Act”) or the Securities Exchange Act of 1934 (the “Exchange Act”), underwriting, banking, is not an insurance company, nor does it offer services to Company, or any affiliate thereof (with Company, “Company Entities”), which may require regulation under federal or state securities laws or any other applicable law;

WHEREAS, Company anticipates that it will require a credit facility of at least Ten Million Dollars prior to the consummation of other equity or debt financing;

WHEREAS, Consultant desires to assist Company in procuring the credit facility, described in Section 1.B, below, on terms and conditions as proposed in outline form below, and Consultant further desires to assist Company in developing detailed strategic plans for Company; and

WHEREAS, in order to evaluate the Proposal, Company may engage the services of certain advisors;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.             Consulting Services.  Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined in Section 3 below), Consultant shall provide the following services to Company (the “Services”):

A.            Advisory Services.  Consultant shall, for a period of time not to exceed twelve (12) months:

(i)            Advise Company on possible internal restructure to raise debt and equity capital;

(ii)           Assist and advise Company in procuring, not later than August 5, 2011 (the “Facility Deadline”), a binding commitment for the credit facility contemplated by Section 1.B. below (the “Credit Facility”).

(iii)          Advise Company in overseeing and revising Company’s business plan to obtain a higher market awareness and valuation for Company, including assisting Company to effect a public or privately placed equity financing by Company;

(iv)          Advise Company in organizing the due diligence process, in engaging the services of investment bankers and placement agents (collectively, “Investment Banks”) and engaging the services of the various professionals required to organize data and assist Company and its management and representatives in providing the due diligence materials to the Investment Banker(s) and potential institutional and other purchasers of the securities to be issued in connection with subsequent debt/equity financings, with targeted amount(s) for such subsequent debt/equity financings of One Hundred Million Dollars (the “Investors”); and

(v)           Act as an adviser for investor relations and other proper activities to generate awareness of Company in the market place.

B.            Credit Facility.

(i)            Financing Commitment.  As promptly as practicable after the Commencement Date, but in no event later than the close of business in Los Angeles on the Facility Deadline, Consultant shall use its reasonable commercial efforts to assist and advise the Company in procuring from a financial institution or other entity or person(s) acceptable to Company in its sole discretion, a binding commitment for the Credit Facility (the “Financing Commitment”). The Credit Facility shall be in the principal amount of at least $10 million with a minimum term of three (3) years and interest not to exceed nine percent (9%) per annum and such other terms as required by the Board of Directors of the Company.  The Credit Facility shall be subject at all times to the final approval of the Board of Directors of Company, which shall have, in its sole discretion, the right to approve or disapprove the form and substance, including the final terms, conditions and source of the Financing Commitment and the Credit Facility, at any time, including prior to the closing thereof.  Consultant acknowledges that the Company’s Board of Directors has not reviewed, acquiesced or otherwise accepted the Financing Commitment or the Proposal and retains the sole discretion to accept or reject the Financing Commitment and/or the Proposal.

(ii)           Right of First Refusal.  If the Company rejects the Financing Commitment, and Company thereafter on or prior to the Facility Deadline obtains a financing commitment from another financial institution or entity (the “Replacement Proposal”), Company shall promptly deliver in writing to Consultant a copy of and all other material details relating to the Replacement Proposal. Consultant shall have five (5) business days following receipt of the Replacement Proposal to deliver to the Company a binding commitment for a credit facility of at least $10 million in principal amount upon substantially the same material terms (the “Replacement Facility”).

2.             Compensation to Consultant.            In accordance with Section 3, at the Closing, Consultant shall receive the fees and expenses set forth below in this Section 2 (respectively, the “Fees” and the “Expenses”).

(a)  Warrants.  Company shall issue in Consultant’s (and/or its nominee(s)) name, warrants (the “Warrants”) exercisable for Two Million One Hundred Sixty Five Thousand Six Hundred Forty Two (2,165,642) shares (the “Warrant Shares”) of Common Stock (the “Common Stock”).  The Warrants shall be exercisable for five (5) years from the date of the closing of the Credit Facility, or, if the provisions of 1.B.(ii) above have been satisfied, of the Replacement Facility, have an (i) exercise price per share of $1.40 and shall have (ii) cashless exercise provisions, and (iii) customary adjustment provisions including  anti-dilution provisions and shall be substantially in the form attached hereto as Exhibit A.  In the event and to the extent that there shall be any forward stock split, reverse stock split or any recapitalization of the outstanding Common Stock of Company, the aggregate number of Warrant Shares, as well as the exercise price of the Warrants, shall be appropriately and equitably adjusted.  Except as otherwise set forth herein or in the Warrant, the Warrants shall vest upon closing of the Credit Facility, the Replacement Facility or the Replacement Proposal, as the case may be, and shall be immediately exercisable.

Notwithstanding anything to the contrary contained herein or otherwise, in the event that (i) Consultant delivers to Company a Replacement Facility commitment pursuant to Section 1.B.(ii). above, and the Company elects on or prior to the Facility Deadline to accept a Replacement Proposal in lieu of the Replacement Facility and (ii) Company closes on the Replacement Proposal, then the Warrants shall vest notwithstanding that the closing of the Replacement Proposal occurs after the Facility Deadline; provided, however, in the event that the Board of Directors of the Company determines, in its absolute and sole discretion, not to accept any such Replacement Proposal by the Facility Deadline, the Warrants shall expire and shall be and become void and of no value, as provided in Section 4 of Exhibit A.

(b)  Additional Terms of Warrants and Warrant Shares. The Warrants and Warrant Shares shall not be sold or otherwise transferred except in accordance with the terms and subject to the conditions of that certain “Lock-Up Agreement” (the “Lock-Up Agreement”), which shall be substantially in the form attached hereto as Exhibit B.

(c)  Expenses.  In addition to, and not in lieu of, any Fees payable hereunder, Company shall pay in advance or reimburse Consultant, within 30 days of submission of vouchers or invoices, for all out of pocket travel, entertainment and related costs and expenses incurred by Consultant in connection with the performance of the Consulting Services hereunder in excess of $5,000; provided, that no reimbursable costs or expenses in excess of $2,500 individually or in the aggregate may be incurred by Consultant without the prior approval (by email or facsimile transmission) of an executive officer of Company; which approval shall not be unreasonably withheld or delayed, and provided further that nothing herein set forth requires Consultant to advance any such costs on behalf of Company.

(d)           Exclusive Advisor.  During the term hereof, Consultant shall be the exclusive adviser to Company for subsequent debt/equity financings, with targeted amount(s) for such subsequent debt/equity financings of $5,000,000.

3.             Closing.  The closing of this Agreement (the “Closing”) will take place at the offices of the Company’s counsel at 21515 Hawthorne Blvd., Suite 1260, Torrance, California, commencing at 10:00 a.m. (local time) on such date and at such other location as the parties agree.

4.             Closing Obligations.  In addition to any other documents to be delivered under other provisions of this Agreement, at the Closing:

(a)           Company shall deliver to Consultant:

(i)            a copy of this Agreement, executed by Company.

(ii)           the Warrant substantially in the form of Exhibit A executed by Company; and

(iii)          a certificate executed by Company as to the accuracy of their representations and warranties as of the Closing in accordance with Section 8(a) and as to its compliance with and performance of their covenants and obligations to be performed or complied with at or before the Closing in accordance with Section 8(b).

(b)           Consultant shall deliver to Company:

(i)            a copy of this Agreement, executed by Consultant; and

(ii)           the Lock-up Agreement substantially in the form of Exhibit B executed by Consultant.

5.             Covenants of Consultant Prior to Closing.

(a)  Business Plan.  After the Commencement Date, Consultant shall advise the Company in preparing its business plan setting forth Company’s plans for use of the Credit Facility and plans to expand Company’s business provided that nothing herein set forth requires Consultant to devote any minimum number of hours to the affairs of the Company or to any of the tasks or efforts herein described.

(b)  Confidentiality.  Concurrently with the execution of this Agreement, Consultant and Company shall enter into a Mutual Non-Disclosure Agreement substantially in the form attached hereto as Exhibit C.

(c)  Disclosure of Information in SEC Filings.  Upon the Closing or promptly thereafter, Company may be required or deem it advisable to make certain news releases or filings with the U.S. Securities and Exchange Commission (the “SEC”). To the extent that information concerning Consultant is required to be included in such filings as required by applicable law or SEC rules, Consultant shall supply or cause Consultant’s advisors to supply such information, in the manner and form reasonably requested by Company in writing, supported if so requested by Consultant by a signed opinion of counsel to the Company at Company’s cost, promptly and in any event not later than three business days after receipt of such request and opinion of counsel. Until such time as Company shall have filed its Current Report on Form 8-K relating to this Agreement or the transactions to be effected by this Agreement, Consultant shall be afforded the opportunity to review, in advance, and to propose for Company’s consideration reasonable additions to, and modifications in, the information and disclosures to be contained in any such news release or SEC filing relating to such transactions, and in furtherance of such opportunity Consultant shall be afforded reasonable notice and time (not to exceed two (2) Business Days) to review drafts of each such news release or filing, and to consult with Consultant’s legal counsel, auditors and other advisors relative thereto.

6.             Covenants of Company Prior to Closing. Concurrently with the execution of this Agreement, Company shall enter into a Confidentiality Agreement substantially in the form attached hereto as Exhibit C.

7.             Conditions Precedent to Company’s Obligation to Close

Company’s obligation to deliver Warrant to Consultant and to take the other actions required to be taken by Company at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Company, in whole or in part):

(a)           Board Approval. (a) In accordance with Company’s corporate governance policies, this Agreement, and Company’s performance hereunder, shall have been approved by Resolutions duly adopted by Company’s Board of Directors authorizing the transactions to be effected by Company pursuant to this Agreement; and (b) Consultant’s performance of this Agreement and the transactions to be effected hereby shall have been approved by Resolutions duly adopted by Consultant’s Board of Directors authorizing the transactions to be effected by Consultant pursuant to this Agreement.  A material inducement to Company to enter into this Agreement is Consultant’s acknowledgement that Company’s Board of Directors will, prior to the accepting the Financing Commitment and pursuant to the terms and covenants of this Agreement, undertake a thorough evaluation of the Proposal, the Financing Commitment and the Credit Facility, and the Board of Directors’ decision to accept or reject the Proposal, the Financing Commitment and the Credit Facility is within its sole and absolute discretion.

(b)           Consultant’s Performance.  All of the covenants and obligations that Consultant is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), shall have been performed and complied with in all material respects.

8.             Conditions Precedent to Consultant’s Obligation to Close

Consultant’s obligation to take the actions required to be taken by Consultant at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Consultant in whole or in part):

(a)           Accuracy of Representations.  All of Company’s representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), shall have been accurate in all material respects as of the Commencement Date and shall be accurate in all material respects as of the time of the Closing as if then made.

(b)           Company’s Performance.  All of the covenants and obligations that Company is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), shall have been performed and complied with in all material respects.

9.             Term of Agreement.             The term of this Agreement (the “Term”) shall commence as of the Commencement Date and shall terminate on day immediately preceding the first anniversary of the Commencement Date (the “Termination Date”), unless such Termination Date shall be extended in writing by both parties. The period from the Commencement Date to the Termination Date is hereinafter sometimes referred to as the “Term”).

10.           Termination.

(a)           Termination Events.  By notice given by the terminating party, subject to Section 10(b), this Agreement may be terminated as follows:

(i)            by Company if a material breach of any provision of this Agreement has been committed by Consultant and such breach has not been waived by Company;

(ii)           by Consultant if a material breach of any provision of this Agreement has been committed by Company and such breach has not been waived by Consultant;

(iii)          by Company if any condition in Section 7 or Section 1.B. has not been satisfied as of the Facility Deadline or if satisfaction of such a condition by such date is or becomes impossible (other than through the failure of Company to comply with its obligations under this Agreement), and Company has not waived such condition on or before such date;

(iv)          by Consultant if any condition in Section 8 is or becomes impossible (other than through the failure of Consultant to comply with its obligations under this Agreement), and Consultant has not waived such condition on or before such date;

(v)           by mutual consent of Company and Consultant;

(vi)          by Company if the Closing has not occurred on or before August 15, 2011, or such later date as the parties may agree upon, unless the Company is in material breach of this Agreement; or

(vii)         by Consultant if the Closing has not occurred on or before August 15, 2011, or such later date as the parties may agree upon.

(b)           Effect of Termination.  Each party’s right of termination under Section 10(a) is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of such right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 10(a), all obligations of the parties under this Agreement will terminate, except that the obligations of the parties in this Section 10(b) and Section 5(b) (confidentiality) will survive, provided, however, that, if this Agreement is terminated because of a breach of this Agreement by the nonterminating party or because one or more of the conditions to the terminating party’s obligations under this Agreement is not satisfied as a result of the party’s failure to comply with its obligations under this Agreement, the terminating party’s right to pursue all legal remedies will survive such termination unimpaired

11.           Relationship Between Parties.

(a)           Throughout the Term and thereafter, neither Consultant nor any representative of Consultant shall hold it or himself out to any third person, firm or entity, as an agent or representative of Company or otherwise being authorized to act on behalf of Company or any affiliate or subsidiary of Company (collectively, the “Company Group”), nor shall Consultant or any representative of Consultant seek to bind any member of Company Group to any agreement, undertaking, commitment or other obligation of any kind.  A violation or attempted violation of the foregoing covenants shall be grounds for immediate termination of this Agreement by Company.

(b)           Consultant shall be considered an independent contractor of Company or any affiliate thereof, including without limitation, any member of Company Group, within the meaning of all federal, state and local laws and regulations including, but not limited to, laws and regulations governing unemployment insurance, workers’ compensation, industrial accident, labor and taxes.  In connection therewith, no federal, state, or local taxes of any kind shall be withheld or paid by Company on behalf of Consultant in connection with payments made to Consultant hereunder.  During the Term, the status of Consultant shall be solely that of an independent contractor.

12.           Representations And Warranties.

(a)           Company’s Representations and Warranties.  Company represents and warrants to Consultant that: (i) the execution and delivery of this Agreement by it and the performance of its obligations hereunder have been duly authorized by its board of directors or other governing authority and no further action on its part is necessary to authorize this Agreement and the performance of such obligations; and (ii) this Agreement constitutes the valid and binding obligation of it, enforceable by Consultant against it in accordance with its terms (subject to laws in effect with respect to creditors’ rights generally and applicable principles relating to equitable remedies).

(b)           Consultant’s Representations and Warranties.  Consultant represents and warrants to Company that: (i) the execution and delivery of this Agreement by it and the performance of its obligations hereunder have been duly authorized by its board of directors or other governing authority and no further action on its part is necessary to authorize this Agreement and the performance of such obligations; and (ii) this Agreement constitutes the valid and binding obligation of it, enforceable by Company against it in accordance with its terms (subject to laws in effect with respect to creditors’ rights generally and applicable principles relating to equitable remedies).

13.           Authority.

(a)           Each of the parties hereby acknowledges that the role of Consultant is that of a consultant only; and as such, neither Consultant nor its principals are registered financial advisors, securities dealers or brokers.  Consultant will not be required to provide advice on any investment, receive, transmit or hold funds in connection with any transaction, nor act as a substitute for legal or other professional services. Consultant, (i) is not obligated to devote any minimum number of hours to the affairs of the Company, (ii) shall devote only such time as Consultant in its sole discretion deems appropriate, and (iii) is not obligating itself to any result or outcome other than delivering a credit facility of at least $10,000,000 upon terms and conditions that may or may not be approved by the Board of Directors in its sole discretion as set forth elsewhere in this Agreement.

(b)           Each of the parties hereby acknowledges that (i) all negotiations concerning the terms of the Credit Facility or any proposed financing (including interest rate, original issue discount and other terms) will take place directly between Company or its officers or other designees and the applicable investor(s) and any proposed investors, and (ii) Consultant is not is acting as agent or principal in any such negotiations or transactions.

(c)           Notwithstanding any provision of this Agreement, express or implied, to the contrary, the final terms and conditions of the Credit Facility or any other financing shall be acceptable in all respects to Company and its board of directors, and Consultant shall not have any express or implied authority to legally bind Company, any of its subsidiaries or any other members of Company Group to any terms and conditions of the Credit Facility or any Financing without having received the consent of Company and its board of directors.

14.           Miscellaneous.

(a)           Entire Agreement.  This Agreement, together with the Lock-Up Agreement and the Warrants, sets forth the entire understanding of the parties with respect to the subject matter hereof, supersede all existing agreements between them concerning such subject matter, and may be modified only by a written instrument executed by each party.

(b)           Seat on Board of Directors.  Consultant shall be entitled to nominate one Director of the Company, which nomination shall be reasonably acceptable to the Governance and Nomination Committee of the Board of Directors, and Company agrees to take such action as is reasonably necessary to cause such nominee to become a Director of Company.

(c)           No Assignment.  This Agreement may not be assigned by Company or Consultant without the prior written consent of the other (which consent may be granted or withheld by such party in its sole and absolute discretion), and any attempt to assign rights and duties without such written consent shall be null and void and of no force and effect; provided however, that Company shall have the right to assign this Agreement, without the consent of Consultant, to (i) any affiliate of Company, or (ii) any person or entity who or which, at any time, whether by purchase, merger or otherwise, directly or indirectly, acquires all or substantially all of the equity interests, assets or business of Company, and that Consultant shall have the right to assign the benefits of this Agreement (which may include assigning portions of the Warrant to up to five persons, provided that such person(s) shall enter into the Lock-Up Agreement), without the consent of Company, to any other person provided that Consultant continue to be liable for its obligations under Section 5(c) and this Section 14(c).  Subject to the preceding sentence, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

(d)           Survival.  Section 5(d) (confidentiality) shall survive the termination of this Agreement.

(e)           Third Party Beneficiaries.  This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

(f)            Waiver.  The failure of either party hereto at any time to enforce performance by the other party of any provision of this Agreement shall in no way affect such party’s rights thereafter to enforce the same, nor shall the waiver by either party of any breach of any provision hereof be deemed to be a waiver by such party of any other breach of the same or any other provision hereof.

(g)           Section Headings.  The headings of the several sections in this Agreement are inserted solely for the convenience of the parties and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

(h)           Notices.  All notices and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by facsimile transmission, overnight courier, or certified, registered or express mail, postage prepaid.  Any such notice shall be deemed given when so delivered personally or sent by facsimile transmission (provided that a confirmation copy is sent by overnight courier), one day after deposit with an overnight courier, or if mailed, five days after the date of deposit in the United States mails, as follows:

(i)            If to Company, to:

BIDZ.com, Inc.

3562 Eastham Drive

Culver City, California 90232

Attention: David Zinberg, Chief Executive Officer

With a copy to (which copy shall not be deemed to constitute notice hereunder):

Petillon Hiraide & Loomis LLP

21515 Hawthorne Boulevard, Suite 1260

Torrance, California  90503
Facsimile:  (310) 543-0550

email: mhiraide@phlcorplaw.com

Attention:  Mark T. Hiraide

(ii)           If to Consultant, to:

Nyu-Satsu Inc.

Murdock Plaza

10900 Wilshire Boulevard, Suite 500

Los Angeles, California 90024

Facsimile:  (310) 788-6677

Attention:  Aaron A. Grunfeld, Authorized Person

With a copy to (which copy shall not be deemed to constitute notice hereunder):

The Law Offices of Aaron A. Grunfeld & Associates

Murdock Plaza

10900 Wilshire Boulevard, Suite 500

Los Angeles, California 90024

Facsimile:  (310) 788-6677
email: agrunfeld@grunfeldlaw.com
Attention:  Aaron A. Grunfeld

Either party may change its address for purposes of this Section by giving to the other, in the manner provided herein, a written notice of such change.

(i)            Severability.  All sections, clauses and covenants contained in this Agreement are severable, and in the event any of them shall be held to be invalid by any court, this Agreement shall be interpreted as if such invalid sections, clauses or covenants were not contained herein.

(j)            No Mitigation. Consultant shall have no duty or obligation to mitigate damages hereunder, and if Consultant does choose to accept consulting work elsewhere after any breach or improper termination of this Agreement by Company, then any income and other employment benefits received by Consultant by virtue of his agreement to provide services for or on behalf of, any person or entity other than Company after such breach or improper termination shall not reduce Company’s obligation to make payments and afford benefits hereunder.

(k)           No Offset.  Company shall have no right to offset against any payments or other benefits due to Consultant under this Agreement (including any rights to proceed against, or to withhold any benefits under, the Warrant) the amount of any claims it may have against Consultant by reason of any breach or alleged breach of this Agreement by Consultant; provided, however, that Company shall have the right to offset any amounts due Company from Consultant pursuant to any judgment (after exhaustion of all appeals) rendered by a court of competent jurisdiction in connection with any breach of this Agreement by Consultant.

(l)            Arbitration.

(i)            General.  In the event of any dispute, claim or controversy among the parties arising out of or relating to this Agreement, and whether relating to the meaning, interpretation, effect, validity, performance or enforcement of this Agreement, such dispute, claim or controversy shall be resolved by and through an arbitration proceeding (unless a party is seeking provisional remedies) to be conducted under the auspices and the commercial arbitration rules of the American Arbitration Association (or any like organization successor thereto) in Los Angeles, California.  The arbitrability of the dispute, claim or controversy shall likewise be determined in the arbitration.  The arbitration proceeding shall be conducted in as expedited a manner as is then permitted by the commercial arbitration rules (formal or informal) of the American Arbitration Association.  Both the foregoing agreement of the parties to arbitrate any and all such disputes, claims and controversies, and the results, determinations, findings, judgments and/or awards rendered through any such arbitration shall be final and binding on the parties and may be specifically enforced by legal proceedings in any court of competent jurisdiction.

(ii)           Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without regard to conflicts of laws principles.

(iii)          Costs of Arbitration.  The costs of the arbitrator(s) and the arbitration shall be borne equally by the parties hereto, and each party shall bear separately the cost of its respective attorneys, witnesses and experts in connection with the arbitration, unless otherwise determined by the arbitrator(s).

(iv)          Jurisdiction.  Except to the extent otherwise provided in Section 14(l)(i) hereof, the parties consent to the exclusive jurisdiction of the state and federal courts located in Los Angeles, California in any action on a claim arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement.  Each party further agrees that personal jurisdiction over it may be effected by service of process by registered or certified mail addressed as provided in Section 14(h), and that when so made shall be as if served upon it personally.

(v)           Gender; “person” and “representative”.  Where the context so requires, the use of the masculine gender shall include the feminine and/or neuter genders and the singular shall include the plural, and vice versa.  The word “person” shall be broadly interpreted to include, without limitation, any corporation, firm, partnership or other form of association. The word “representative” shall be broadly interpreted to include, without limitation, as to any person, its directors, officers, employees, agents and advisors (including, without limitation, financial advisors, banks, attorneys, accountants and their respective representatives) and affiliates.

(vi)         Counterparts; Facsimile Signature.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.  This Agreement may be executed by facsimile signature, any which such facsimile signature shall be deemed to be an original signature for all purposes hereof.

[Remainder of this page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date hereinabove set forth.

“COMPANY”

BIDZ.COM, a California corporation

By:	/s/ DAVID ZINBERG
David Zinberg, Chief Executive Officer

“CONSULTANT”

NYU-SATSU INC., a Nevada corporation

By:	/s/ DENNIS PELINO
Name:	/s/ DENNIS PELINO
Its: Authorized Officer

EXHIBIT A

FORM OF WARRANT

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

BIDZ.COM, INC.

WARRANT

Warrant No. 1	Original Issue Date: May 6, 2011

Bidz.com, Inc., a Delaware corporation (the “Company”), hereby certifies that Nyu-Satsu, Inc., a Nevada corporation (the “Holder”), is entitled to purchase from the Company up to a total of Two Million One Hundred Sixty Five Thousand Six Hundred Forty Two (2,165,642) shares of Common Stock (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”), at any time and from time to time from and after the Original Issue Date and through and including August 15, 2016 (the “Expiration Date”), and subject to the following terms and conditions:

1.             Definitions. As used in this Warrant, the following terms shall have the respective definitions set forth in this Section 1.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Business Day” means any day except Saturday, Sunday and any day that is a federal legal holiday in the United States or a day on which banking institutions in the State of California are authorized or required by law or other government action to close.

“California Courts” means the state and federal courts sitting in the City of Los Angeles, State of California.

“Common Stock” means the common stock of the Company, par value $.001 per share, and any securities into which such common stock may hereafter be reclassified.

“Credit Facility” shall have the same meaning assigned to such term in the Agreement, dated as of the date hereof, by and between Bidz.com, Inc., a Delaware corporation and Nyu-Satsu Inc. a Nevada corporation.

1

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means $1.40, subject to adjustment in accordance with Section 9.

“Facility Deadline” shall have the same meaning assigned to such term in the Agreement, dated as of the date hereof, by and between Bidz.com, Inc., a Delaware corporation and Nyu-Satsu Inc. a Nevada corporation.

“Original Issue Date” means the Original Issue Date first set forth on the first page of this Warrant.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Replacement Facility” shall have the same meaning assigned to such term in the Agreement, dated as of the date hereof, by and between Bidz.com, Inc., a Delaware corporation and Nyu-Satsu Inc. a Nevada corporation. “Rule 144” means Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over the counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over the counter market as reported by the Pink Sheets, LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market, the NASDAQ Capital Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of this Warrant.

2.             Registration of Warrant. The Company shall register this Warrant upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3.             Registration of Transfers. The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at its address specified herein. Upon any such registration or transfer, a new Warrant to purchase Common

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Stock, in substantially the form of this Warrant (any such new Warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.

4.             Exercise and Duration of Warrants. Except as otherwise provided in this section 4, this Warrant shall be exercisable by the registered Holder at any time and from time to time on or after the closing of the Credit Facility, or as may be relevant, the closing of the Replacement Facility,  through and including the Expiration Date. At 5:30 p.m., California time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value. The Company may not call or redeem any portion of this Warrant without the prior written consent of the affected Holder.  In the event that the Board of Directors of the Company determines in its absolute and sole discretion that the closing of the Credit Facility or the Replacement Facility will not occur within a reasonable time after the Facility Deadline, this Warrant shall expire and shall be and become void and of no value.

5.             Delivery of Warrant Shares.

(a)           Upon surrender of this Warrant, duly endorsed by, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company, together with appropriate payment of the Exercise Price for the shares of Common Stock purchased, and delivery of the Exercise Notice (in the form attached hereto) to the Company (with the attached Warrant Shares Exercise Log) at its address for notice set forth herein and upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, the Company shall promptly (but in no event later than ten Trading Days after the Date of Exercise (as defined herein)) issue and deliver to the Holder, a certificate for the Warrant Shares issuable upon such exercise, together with a replacement Warrant for the number of shares not yet exercised. The Company shall, upon request of the Holder and subsequent to the date on which a registration statement covering the resale of the Warrant Shares has been declared effective by the Securities and Exchange Commission, use its reasonable best efforts to deliver Warrant Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions, if available, provided, that, the Company may, but will not be required to change its transfer agent if its current transfer agent cannot deliver Warrant Shares electronically through the Depository Trust Corporation. A “Date of Exercise” means the date on which the Holder shall have delivered to the Company: (i) the Exercise Notice (with the Warrant Exercise Log attached to it), appropriately completed and duly signed and (ii) if such Holder is not utilizing the cashless exercise provisions set forth in this Warrant, payment of the Exercise Price for the number of Warrant Shares so indicated by the Holder to be purchased.

(b)           If by the third Trading Day after a Date of Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to Section 5(a), then the Holder will have the right to rescind such exercise.

(c)           Subject to the terms and conditions of this Warrant, the Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment,

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limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Warrant Shares upon exercise of the Warrant as required pursuant to the terms hereof.

6.             Charges, Taxes and Expenses. Issuance and delivery of Warrant Shares upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

7.             Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity (which shall not include a surety bond), if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

8.             Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of Persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

9.             Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a)           Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution to holders of its Common Stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be

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the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b)           Reclassification.  If the Company, at any time while this Warrant, or any portion hereof, remains outstanding and unexpired, by reclassification of securities or otherwise, shall change the Common Stock as to which purchase rights under this Warrant exist into the same or a different number or securities or any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 9.

(c)           Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to this Section 9, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(d)           Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(e)           Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s Transfer Agent.

(f)            Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Reclassification or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction (but only to the extent such disclosure would not result in the dissemination of material, non-public information to the Holder) at least 10 calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps

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reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

10.           Payment of Exercise Price. The Holder may pay the Exercise Price in one of the following manners:

(a)           Cash Exercise. The Holder may deliver immediately available funds; or

(b)           Cashless Exercise. The Holder may notify the Company in an Exercise Notice of its election to utilize cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]

where:

X = the number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

A = the average of the closing prices for the five Trading Days immediately prior to (but not including) the Date of Exercise.

B = the Exercise Price.

11.           Limitations on Exercise. Notwithstanding anything to the contrary contained herein, the number of Warrant Shares that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 9.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a Reclassification as contemplated in Section 9 of this Warrant. This restriction may not be waived.

12.           No Fractional Shares. No fractional shares of Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares which would, otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the closing price of one Warrant Share as reported by the applicable Trading Market on the date of exercise.

13.           Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given

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and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:30 p.m. (California time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:30 p.m. (California time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Company, to 3562 Eastham Drive, Culver City, California 90232, Attn: President, or to Facsimile No.: (310) 543-0550 (or such other address as the Company shall indicate in writing in accordance with this Section), or (ii) if to the Holder, to the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section.

14.           Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon 10 days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

15.           Transfer to Comply with the Securities Act.  Neither this Warrant nor the shares of Common Stock issuable upon exercise of this Warrant have been registered with the U.S. Securities and Exchange Commission, or the securities commission of any state, in reliance upon an exemption from registration under the Securities Act of 1933, as amended (the “Act”), and, accordingly, may not be offered or sold except pursuant to an effective registration statement under the Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Act, and in accordance with all applicable state securities laws.  Each certificate for the Warrant, the shares issuable upon exercise of this Warrant and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for Company, setting forth the restrictions on transfer contained in this Section 15.  Company is required to refuse to register any transfer of this Warrant or the shares of Common Stock issuable upon exercise of this Warrant not made pursuant to registration under the Act, or pursuant to an available exemption from registration, unless the Company receives an opinion of counsel in form and substance reasonably acceptable to the Company that such sale or transfer is exempt from the registration and prospectus delivery requirements of the Act, and shall give stop transfer orders to its transfer agent with respect to this Warrant or the shares of Common Stock issuable upon exercise of this Warrant if necessary in order to enforce the foregoing restrictions.

16.           Miscellaneous.

(a)           This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

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(b)           All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of this Warrant and the transactions herein contemplated (“Proceedings”) (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the California Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the California Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any California Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of this Warrant, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

(c)           The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(d)           In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(e)           Prior to exercise of this Warrant, the Holder hereof shall not, by reason of by being a Holder, be entitled to any rights of a stockholder with respect to the Warrant Shares.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

BIDZ.COM, INC.

By
Name
Title

9

EXERCISE NOTICE
BIDZ.COM, INC.
WARRANT DATED MAY 6, 2011

The undersigned Holder hereby irrevocably elects to purchase                            shares of Common Stock pursuant to the above referenced Warrant. Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

(1)           The undersigned Holder hereby exercises its right to purchase                                    Warrant Shares pursuant to the Warrant.

(2)           The Holder intends that payment of the Exercise Price shall be made as (check one):

☐   “Cash Exercise” under Section 10

☐   “Cashless Exercise” under Section 10

(3)           If the holder has elected a Cash Exercise, the holder shall pay the sum of $                         to the Company in accordance with the terms of the Warrant.

(4)           Pursuant to this Exercise Notice, the Company shall deliver to the holder                                Warrant Shares in accordance with the terms of the Warrant.

(5)           By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (determined in accordance with Section 13(d) of the Securities Exchange Act of 1934) permitted to be owned under Section 11 of this Warrant to which this notice relates.

Dated:	Name of Holder:

By
Name
Title

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Warrant Shares Exercise Log

Date	Number of Warrant Shares Available to be Exercised	Number of Warrant Shares Exercised	Number of Warrant Shares Remaining to be Exercised

BIDZ.COM, INC.
WARRANT DATED MAY 6, 2011
WARRANT NO. 1

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                                                  the right represented by the above-captioned Warrant to purchase                          shares of Common Stock to which such Warrant relates and appoints                                  as attorney in fact to transfer said right on the books of the Company with full power of substitution in the premises.

Dated:                               ,

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address of Transferee

In the presence of:

EXHIBIT B

FORM OF LOCK-UP AGREEMENT

LOCK-UP AGREEMENT

This Lock-Up Agreement (this “Lock-Up Agreement”), dated as of May 6, 2011, is being entered into by and between Bidz.com, Inc., a Delaware corporation (“Company”), Nyu-Satsu Inc., a Nevada corporation (“Consultant”), and such other persons that may execute and deliver a Counterpart Signature Page (as defined below) hereof from time to time (with Consultant, each, a “Shareholder” and collectively, “Shareholders”).  For all purposes of this Lock-Up Agreement, “Shareholder” includes any “affiliate, controlling person of Shareholder, agent, representative or other person with whom Shareholder is acting in concert.

RECITALS

WHEREAS, Company and Consultant are entering into that certain Agreement (the “Agreement”), dated as of the date hereof (capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement); and

WHEREAS, pursuant to the Agreement, Consultant and/or its nominees shall receive the Warrants, which Warrants are exercisable for the Warrant Shares; and

WHEREAS, any nominee acquiring Warrants or Warrant Shares shall be required to execute and deliver a Counterpart Signature Page hereof and shall, by execution and delivery of such Counterpart Signature Page be deemed to be a Shareholder; and

WHEREAS, pursuant to the Agreement, Company and Consultant agreed to enter into this Lock-Up Agreement in order to provide for certain restrictions on the transfer of the Warrant and Warrant Shares; and

WHEREAS, to facilitate the consummation of the transactions contemplated by the Agreement and to protect the Company, Shareholders herein have agreed to enter into this Lock-Up Agreement and to restrict to the extent and for the period herein indicated (1) the offer for sale, sale, pledge, assignment, transfer, conveyance, hypothecation, alienation or any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of the Warrant and Warrant Shares acquired by the Shareholders or (2) any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the Warrant Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Warrant Shares or other securities, in cash or otherwise (any of the foregoing transactions described in this paragraph being a “Sale” and the consummation of any such Sale being, “Sell” or “Selling”), and, all on the terms and subject to the conditions set forth below.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Lock-Up.  Except as otherwise expressly provided herein, and except as each Shareholder may be otherwise restricted from selling the Warrant and Warrant Shares under applicable securities laws, rules and regulations:

(a)           During the period commencing on the closing of the Credit Facility, or as may be relevant, the closing of the Replacement Facility (as such terms are defined in the Agreement, dated as of the date hereof, by and between Bidz.com, Inc., a Delaware corporation and Nyu-Satsu Inc. a Nevada corporation) and ending on the day immediately preceding the first anniversary thereof (the “First Year”), Shareholders shall not Sell any Warrant or Warrant Shares held by such Shareholder;

(b)           During the period commencing on the First Year and ending on the day immediately preceding the second anniversary thereof (the “Second Year” and, with the First Year, the “Restricted Sale Period”), each Shareholder may Sell up to ten percent (10%) of the aggregate number of Warrant Shares held by such Shareholder.

(c)           Upon the expiration of the Second Year, each Shareholder shall be entitled to Sell all of such Shareholder’s Warrant Shares.

2.             Manner of Sale.  Except as otherwise provided herein, all Warrant Shares publicly sold shall only be sold in “broker’s transactions” and each Shareholder must comply with the “manner of sale” requirements as those terms are defined in Rule 144 of the Securities and Exchange Commission during the Restricted Sale Period, if such requirements are applicable under such Rule.

3.             Legend. An appropriate legend referencing this Lock-Up Agreement may be imprinted on each certificate representing the Warrant and each stock certificate representing Warrant Shares covered hereby, and the transfer records of the Company’s transfer agent shall reflect such appropriate restrictions. Company shall promptly on request remove all such legends on expiration of the Second Year, provided that such request is in writing and accompanied by a signed opinion of legal counsel in form and substance reasonably acceptable to the Company.

4.             Short-Selling.  The Shareholders agree that they will not, directly or indirectly, engage in any short selling of the Warrant Shares during the Restricted Sale Period.

5.             Maintenance of Trading Status.  During the Restricted Sale Period, the Company shall use its commercially reasonable best efforts to maintain its “trading” status with NASDAQ-CM or another national trading market or exchange; file or post all reports that are required with any applicable trading market or exchange or regulatory authority to be filed or posted by it during such period; and use its commercially reasonable best efforts to ensure that the Warrant Shares is continually quoted for public trading on a nationally recognized medium of no less significance than NASDAQ-CM or a recognized national securities exchange.

6.             Transferees.  Any transferee of any Warrant or portion of the Warrant or of the Warrant Shares of a Shareholder that is covered by this Lock-Up Agreement in a private sale shall be subject to the same resale conditions of this Lock-Up Agreement respecting the resale of any Warrant Shares acquired from the Shareholder, and for all such purposes, any such transferee shall be a “Shareholder” as defined herein.

7.             Trading Compliance.  The delivery of a duly executed copy of the Broker/Dealer Agreement by a selling Shareholder’s broker and a duly executed Seller’s Resale Agreement by the selling Shareholder in the forms attached hereto shall be satisfactory evidence for all purposes of

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this Lock-Up Agreement that such selling Shareholder and its broker will comply with the “broker’s transactions” and “manner of sale” requirements of this Lock-Up Agreement, and no further evidence thereof will be required of any selling Shareholder; provided, however, the Company may confirm such compliance with any Shareholder and any selling Shareholder’s broker, to the extent that it deems reasonably required or necessary to assure compliance with this Lock-Up Agreement.

8.             Waiver of Restrictions by Company.  Notwithstanding anything to the contrary set forth herein, the Company may, in its sole discretion and in good faith, at any time and from time to time, waive any of the conditions or restrictions contained herein to increase the liquidity of the Warrant Shares or if such waiver would otherwise be in the best interests of the development of the trading market for the Warrant Shares.  Notwithstanding anything to the contrary, the Company may make any such waiver in any manner deemed appropriate by the Company, which may include by designated Shareholders, by lot, pro rata, randomly selected, or otherwise.

9.             Termination of Lock-Up Agreement Upon Occurrence of Certain Events.  In the event of: (a) a completed tender offer to purchase all or substantially all of Company’s issued and outstanding securities; or (b) a merger, consolidation or other reorganization of Company with or into an unaffiliated entity, or (c) departure of David Zinberg as chief executive officer or as a director of the Company or a change in control of the Company then this Lock-Up Agreement shall terminate as of the closing of such event and the Warrant Shares restricted pursuant hereto shall be released from such restrictions.

10.           Voting Rights.  Except as may be otherwise provided in this Lock-Up Agreement or any other agreements between the parties, Shareholders shall be entitled to their respective beneficial rights of ownership of the Warrant Shares, including the right to vote the Warrant Shares for any and all purposes.

11.           Adjustment Upon Occurrence of Certain Events.  The number of shares of Warrant Shares included in any monthly allotment that can be sold by a Shareholder shall be appropriately adjusted should the Company make a dividend or distribution, undergo a forward split or a reverse split or otherwise reclassify its shares of Warrant Shares.

12.           Miscellaneous.

(a)           Entire Agreement.  This Lock-Up Agreement, together with the Agreement and the Warrants, sets forth the entire understanding of the parties with respect to the subject matter hereof, supersede all existing agreements between them concerning such subject matter, and may be modified only by a written instrument executed by each party.

(b)           Survival.  The covenants, agreements, representations and warranties contained in or made pursuant to this Lock-Up Agreement shall survive the termination of this Lock-Up Agreement.

(c)           Third Party Beneficiaries.  Except as is expressly set forth with respect to Shareholders executing and delivering a Counterpart Signature Page, this Lock-Up Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Lock-Up Agreement.

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(d)          Waiver.  The failure of either party hereto at any time to enforce performance by the other party of any provision of this Lock-Up Agreement shall in no way affect such party’s rights thereafter to enforce the same, nor shall the waiver by either party of any breach of any provision hereof be deemed to be a waiver by such party of any other breach of the same or any other provision hereof.

(e)          Section Headings.  The headings of the several sections in this Lock-Up Agreement are inserted solely for the convenience of the parties and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

(f)           Notices.  All notices, instructions or other communications required or permitted to be given pursuant to this Lock-Up Agreement shall be given in writing and delivered by certified mail, return receipt requested, overnight delivery or hand-delivered to all parties to this Lock-Up Agreement, to the Company, at its principal executive offices, and to the Shareholders, at the addresses in their Counterpart Signature Pages.  All notices shall be deemed to be given on the same day if delivered by hand or on the following business day if sent by overnight delivery or the second business day following the date of mailing.

(g)          Severability.  All sections, clauses and covenants contained in this Lock-Up Agreement are severable, and in the event any of them shall be held to be invalid by any court, this Lock-Up Agreement shall be interpreted as if such invalid sections, clauses or covenants were not contained herein.

(h)          Arbitration.

(i)           General.  In the event of any dispute, claim or controversy among the parties arising out of or relating to this Lock-Up Agreement, and whether relating to the meaning, interpretation, effect, validity, performance or enforcement of this Lock-Up Agreement, such dispute, claim or controversy shall be resolved by and through an arbitration proceeding (unless a party is seeking provisional remedies) to be conducted under the auspices and the commercial arbitration rules of the American Arbitration Association (or any like organization successor thereto) in Los Angeles, California.  The arbitrability of the dispute, claim or controversy shall likewise be determined in the arbitration.  The arbitration proceeding shall be conducted in as expedited a manner as is then permitted by the commercial arbitration rules (formal or informal) of the American Arbitration Association.  Both the foregoing agreement of the parties to arbitrate any and all such disputes, claims and controversies, and the results, determinations, findings, judgments and/or awards rendered through any such arbitration shall be final and binding on the parties and may be specifically enforced by legal proceedings in any court of competent jurisdiction.

(ii)          Governing Law.  This Lock-Up Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without regard to conflicts of laws principles.

(iii)         Costs of Arbitration.  The costs of the arbitrator(s) and the arbitration shall be borne equally by the parties hereto, and each party shall bear separately the cost of its respective attorneys, witnesses and experts in connection with the arbitration unless the arbitrator(s) specifically rule(s) otherwise.

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(iv)         Jurisdiction.  Except to the extent otherwise provided in Section 12 (h)(i) hereof, the parties consent to the exclusive jurisdiction of the state and federal courts located in Los Angeles, California in any action on a claim arising out of, under or in connection with this Lock-Up Agreement or the transactions contemplated by this Lock-Up Agreement.  Each party further agrees that personal jurisdiction over it may be effected by service of process by registered or certified mail addressed as provided in Section 12(f), and that when so made shall be as if served upon it personally.

(i)           Gender.  Where the context so requires, the use of the masculine gender shall include the feminine and/or neuter genders and the singular shall include the plural, and vice versa, and the word “person” shall include any corporation, firm, partnership or other form of association.

(j)           Securities Laws.  The resale restrictions on the Warrant Shares set forth in this Lock-Up Agreement shall be in addition to all other restrictions on transfer imposed by applicable United States and state securities laws, rules and regulations.

(k)          Counterparts; Facsimile Signature.  This Lock-Up Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Lock-Up Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Lock-Up Agreement to be duly executed as of the date hereinabove set forth.

“COMPANY”

BIDZ.COM, a Delaware corporation

By:
David Zinberg, Chief Executive Officer

“CONSULTANT”

NYU-SATSU INC., a Nevada corporation

By:
Name:
Title:	Authorized Officer

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LOCK-UP AGREEMENT

COUNTERPART SIGNATURE PAGE

This Counterpart Signature Page (this “Counterpart Signature Page”) for that certain Lock-Up Agreement (the “Lock-Up Agreement”) dated as of the 6th day of May 2011, entered into by and among Bidz.com, Inc., a Delaware corporation (“Company”), Nyu-Satsu Inc., a Nevada corporation (“Consultant”), and certain persons who are “Shareholders” or may become “Shareholders” of Company, by which the undersigned, through execution and delivery of this Counterpart Signature Page, intends to be legally bound by the terms of the Lock-Up Agreement, as a Shareholder, of the number of shares of Company set forth below or hereafter acquired and subject to the terms of the Lock-Up Agreement .

(Entity Name, if Applicable)

(Printed Name)

(Signature)

(Street Address)

(City and State)

(Number of Shares Owned or Underlying Other Securities)

(Date)

Broker/Dealer Agreement

BIDZ.com, Inc.

3562 Eastham Drive

Culver City, California 90232

Attention: David Zinberg, Chief Executive Officer

[Transfer Agent]

[Address]

[Address]

Re:	Resale restriction of certain shares of Common Stock of Bidz.com, Inc., a California corporation (“Issuer” or the “Company”)

Dear Ladies and Gentlemen:

Reference is made to that certain Lock-Up Agreement, dated as of May 6, 2011 (the “Lock-Up Agreement”) entered into by Company and the Customer (as defined below: capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Lock-Up Agreement).

The undersigned broker hereby acknowledges receipt of stock certificates representing                                  Warrant Shares that are owned by                                                                                              (the “Customer”).

In consideration of transferring these securities free of any legend or other notation respecting the resale of these securities so that the undersigned broker can effect a sale of such Warrant Shares (a “Company Approved Sale”), the undersigned broker agrees:

(i)           That all sales of these securities or any other securities of Issuer on deposit in the accounts of the Customer will be made in “broker’s transactions” only as that term is defined in Rule 144 of the Securities and Exchange Commission during the Restricted Sale Period;

(ii)          That there will be no legend removal or DTCs of any securities of the Customer prior to a Company Approved Sale during the Restricted Sale Period;

(iii)         That if any of the securities of the Company are ordered out by the Customer for delivery prior to the expiration of the Restricted Sale Period, that instructions will be given to the Company’s transfer agent to re-issue the stock certificates for the Customer with the appropriate restriction or restrictions as are outlined in the Lock-Up Agreement of the Customer, and to the effect that such securities can only be sold in “broker’s transactions”; and

(iv)         That the Customer has only sold                          Warrant Shares during the Second Year.

The undersigned broker further agrees that we will provide you with reasonable documentation on your request to verify our compliance with this Agreement.

Very truly yours,

Broker/Dealer

Address

City, State, Zip

Date:	By

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Seller’s Resale Agreement

BIDZ.com, Inc.

3562 Eastham Drive

Culver City, California 90232

Attention: David Zinberg, Chief Executive Officer

[Transfer Agent]

[Address]

[Address]

Re:	Resale restriction of certain shares of Common Stock of Bidz.com, Inc., a California corporation (“Issuer” or the “Company”)

Dear Ladies and Gentlemen:

Reference is made to that certain Lock-Up Agreement, dated as of May 6, 2011 (the “Lock-Up Agreement”) entered into by Company and the undersigned (capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Lock-Up Agreement).

Pursuant to the Lock-Up Agreement, the undersigned agrees to effect all sales of common stock of Stock Certificate No.                              representing                                Warrant Shares in accordance with the “brokers’ transactions” and “manner of sale” requirements of Rule 144 during the Restricted Sale Period, and to sell no more than ten percent (10%) of his/her/its Warrant Shares during the Second Year.

DATED this                  day of                                           , 201  .

Very truly yours,

Date:

Address

City, State, Zip

EXHIBIT C

FORM OF MUTUAL NON-DISCLOSURE AGREEMENT

NON-DISCLOSURE AGREEMENT

In connection with the Agreement, dated as of May 6, 2011, by and between Bidz.com, Inc., a Delaware corporation (“Company”) and Nyu-Satsu Inc., a Nevada corporation (“Interested Party”) (the “Consulting Agreement”), the parties wish to protect and preserve the confidential and/or proprietary nature of certain information and materials of Company that may be disclosed or made available to the Interested Party or its Representatives (as defined below) in connection with the Consulting Agreement. This Non-Disclosure Agreement is referred to herein as the “Agreement”. In consideration of the foregoing and the rights and obligations set forth herein, both parties hereby agree as of May 6, 2011 (“Effective Date”):

1.            PROPRIETARY INFORMATION AND OTHER DEFINITIONS.

1.1   “Proprietary Information” means any and all non-public information and material disclosed by the Company or its Representatives to the Interested Party or its Representatives in connection with the Consulting Agreement or in the course of the parties’ evaluation of the Consulting Agreement, together with all communications, data, reports, analyses, compilations, studies, interpretations, records, notes, lists, financial statements or other materials or information prepared by the Interested Party or its Representatives that contain or otherwise reflect or are based upon, in whole or in part, any Proprietary Information of the Company or that reflect the review of, interest in, or evaluation of all or any portion of the Consulting Agreement (including the existence of discussions pertaining to the Consulting Agreement) or the Company’s business (collectively, “Derived Information”), whether tangible or intangible, furnished or prepared in writing, or in oral, graphic, electronic or any other form or manner. Proprietary Information, includes, without limitation, any (a) trade secret, know-how, idea, invention, process, technique, algorithm, program (whether in source code or object code form), hardware, device, design, schematic, drawing, formula, data, plan, strategy, client and customer lists or forecasts of the Company; and (b) technical, engineering, manufacturing, product, marketing, servicing, financial, personnel and other such information or materials of the Company.

Proprietary Information shall not include information that: (i) is or becomes generally available to the public other than as a result of any disclosure or other action or inaction by the Interested Party in breach of this Agreement (including any disclosure or other action or inaction by the Representatives of the Interested Party that could constitute a breach of this Agreement if undertaken by the Interested Party itself); (ii) is or becomes known or available to the Interested Party or any of its Representatives on a non-confidential basis from a source (other than the Company or any of its subsidiaries, affiliates or Representatives) that, to the knowledge of the Interested Party, is not prohibited from disclosing such Proprietary Information to the Interested Party by a contractual, legal or fiduciary obligation; or (iii) is or was already in the possession of, or is or becomes known to, the Interested Party or any of its Representatives prior to any discussions between the parties relating to the Consulting Agreement or is or was independently developed by the Interested Party or any of its Representatives without violation of any obligation under this Agreement.

1.2   “Representatives” means as to any person, its directors, officers, employees, agents and advisors (including, without limitation, financial advisors, banks, attorneys, accountants and their respective Representatives).

1.3   “person” shall be broadly interpreted to include, without limitation, any corporation, company, partnership, other entity or individual.

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2.            NON-DISCLOSURE AND LIMITED USE.

2.1   Non-Disclosure. Without the prior written consent of the Company and except as otherwise required by applicable law, regulation or the rules of a securities exchange, market or automated quotation system, Interested Party shall keep, and shall cause its Representatives to keep, all Proprietary Information confidential, subject to Sections 2.3, 2.4 and 2.5 below, shall not disclose or reveal, and shall cause its Representatives not to disclose or reveal, in any manner whatsoever, in whole or in part, any Proprietary Information to any person, other than to its Representatives who are actively and directly participating in its evaluation of the Consulting Agreement or who otherwise need to know the Proprietary Information for the purpose of evaluating the Consulting Agreement and who are bound by restrictions regarding the disclosure and use of such Proprietary Information (either contractual, legal or fiduciary) that are comparable to and no less restrictive than those set forth in this Agreement. Each party shall inform all of its respective Representatives who receive Proprietary Information hereunder of the confidential nature of such information and the Consulting Agreement, as well as the terms of this Agreement. Interested Party shall not, and shall cause its Representatives to not, use any Proprietary Information for the benefit of itself or any other third party or for any purpose other than in the performance of the Consulting Agreement or in connection with the consummation of the Consulting Agreement. Each party shall be responsible for any breach of the terms of this Agreement by it or its Representatives.

2.2   Degree of Care. Interested Party shall take at least the same degree of care that it uses to protect its own confidential and proprietary information of similar nature and importance (but in no event less than reasonable care) to protect the confidentiality and avoid the unauthorized use, disclosure, publication or dissemination of the Proprietary Information of the Company. Interested Party shall not, and shall cause its Representatives to not, decompile, disassemble or otherwise reverse engineer any Proprietary Information or any portion thereof, or determine or attempt to determine any source code, algorithms, methods or techniques embodied in any Proprietary Information or any portion thereof. Interested Party shall not use Proprietary Information for any purpose or in any manner that would constitute a violation of any applicable laws or regulations, including without limitation the export control laws of the United States.

2.3   Copies. Interested Party shall not make any copies of the Proprietary Information, except to the extent reasonably necessary to carry out its and its Representatives performance of the Consulting Agreement, or unless otherwise approved in writing in advance by the Company.

2.4   Designated Representatives. Neither Interested Party nor its Representatives shall initiate or maintain contact with any officer, director, shareholder, employee or agent of Company or its subsidiaries regarding the Consulting Agreement, except with the consent of Company. Neither Company nor its Representatives shall initiate or maintain contact with any officer, director, shareholder, employee or agent of Interested Party or its subsidiaries regarding the Consulting Agreement, except with the consent of Interested Party.

2.5   Compelled Disclosure of Proprietary Information. In the event that Interested Party or any of its Representatives are requested pursuant to, or required by, applicable law or regulation (including, without limitation, any rule, regulation or policy statement of any national securities exchange, market or automated quotation system on which any of Interested Party’s securities are listed or quoted) or by legal process to disclose any Proprietary Information, Interested Party shall provide the Company with prompt written notice of such request or requirement in order to enable the Company (a) to seek an appropriate protective order or other remedy, (b) to consult with the Interested Party with respect to the Company’s taking steps to

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resist or narrow the scope of such request or legal process or (c) to waive compliance, in whole or in part, with the terms of this Agreement. In the event that such protective order or other remedy is not obtained, or the Company waives compliance, in whole or in part, with the terms of this Agreement, Interested Party or its Representatives, as the case may be, shall disclose only that portion of the Proprietary Information which is legally required to be disclosed and cooperate with the Company at the Company’s expense to obtain confidential treatment for the Proprietary Information so disclosed.

2.6   Attorney-Client Privilege. To the extent that any Proprietary Information may include material subject to the attorney-client privilege, work product doctrine or any other applicable privilege concerning pending or threatened legal proceedings or governmental investigations, the parties understand and agree that they have a commonality of interest with respect to such matters, and it is their desire, intention and mutual understanding that the disclosure of such material is not intended to, and shall not, waive or diminish in any way the confidentiality of such material or its continued protection under the attorney-client privilege, work product doctrine or other applicable privilege and any such Proprietary Information shall remain entitled to all protection under these privileges, this Agreement, and under the joint defense doctrine. Nothing in this Agreement obligates any party to reveal material subject to the attorney-client privilege, work product doctrine or any other applicable privilege.

2.7   Definitive Agreement. Until the Agreement has been executed by the parties hereto, neither party hereto shall be under any legal obligation or have any liability to the other party of any nature whatsoever with respect to the Consulting Agreement by virtue of this Agreement or otherwise (other than with respect to the confidentiality and other matters expressly set forth herein). Each party hereto and its Representatives (i) may conduct the process that may or may not result in the Consulting Agreement in such manner as such party, in its sole discretion, may determine (including, without limitation, negotiating and entering into a definitive agreement with any third party without notice to the other party) and (ii) reserves the right to change (in its sole discretion, at any time and without notice to the other party) the procedures relating to the parties’ consideration of the Consulting Agreement (including, without limitation, terminating all further discussions with the other party). For purposes of this Agreement, the term “definitive agreement” does not include an executed letter of intent or any other preliminary written agreement in principle.

2.8   No Representations or Warranties Regarding Proprietary Information. Subject to the terms and conditions of a definitive agreement regarding the Consulting Agreement and without prejudice thereto, each party acknowledges that neither the other party nor its Representatives nor any of the officers, directors, employees, agents or controlling persons of such Representatives makes any express or implied representation or warranty as to the completeness of the Proprietary Information or any use thereof. Each party hereby expressly disclaims all such warranties. Interested Party shall not be entitled to rely on the completeness of any Proprietary Information, but shall be entitled to rely solely on such representations and warranties as may be made to it in a definitive agreement relating to the Consulting Agreement, subject to the terms and conditions of any such agreement, should the discussions between the parties progress to such a point.

3.            [RESERVED]

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4.            SECURITIES ISSUES.

Restrictions on Securities Transactions. Each Party is aware, and will advise its Representatives who are informed of the matters that are the subject of this Agreement, of the restrictions imposed by the United States securities laws on the purchase or sale of securities by any person who has received material, non-public information from the issuer of such securities and on the communication of such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell such securities in reliance upon such information.

5.            OWNERSHIP.

All Proprietary Information (including, without limitation, all copies, extracts and portions thereof) is and shall remain the sole property of the Company, provided that all Derived Information shall be the sole property of the Interested Party. Interested Party does not acquire (by license or otherwise, whether express or implied) any intellectual property rights or other rights under this Agreement or any disclosure hereunder , except the limited right to use such Proprietary Information in accordance with the express provisions of this Agreement. All rights relating to the Proprietary Information that are not expressly granted hereunder to Interested Party are reserved and retained by the Company.

6.            TERM.

Except as otherwise provided herein, the obligations of this Agreement, including the restrictions on disclosure and use, shall terminate on the second anniversary of the Effective Date; provided, that Sections 2.6 and 2.8 and Articles 5, 6, 7, 8 and 9 shall survive any termination of this Agreement.

7.            REMEDIES.

Interested Party agrees that Company, in addition to any other available remedies, shall have the right to seek an immediate injunction and other equitable relief enjoining any breach or threatened breach of this Agreement, and Interested Party hereby waives any requirement that Company post any bond in seeking such equitable remedy. Interested Party shall notify Company immediately if Interested Party has reason to believe that any person who has had access to the Proprietary Information (including either Party or its Representatives) has violated or intends to violate the terms of this Agreement or otherwise disclose any of the Proprietary Information in violation of the terms hereof. Any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

8.            RETURN OF MATERIALS.

Both interested parties reserve the right to terminate discussions regarding the Consulting Agreement at any time.  In such case, or in the event that the Consulting Agreement is not consummated for any reason, unless the Interested Party is advised by counsel that such actions are prohibited by law, Interested Party shall, upon the Company’s written request, promptly deliver to the Company all Proprietary Information provided to the Interested Party, and, at Company’s sole election, return or destroy (provided that any such destruction shall be certified by an officer of the Receiving Party) all Derived Information (whether in hard-copy form or on

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intangible media, such as electronic mail or computer files) in the Interested Party’s possession or in the possession of any of its Representatives; provided, further, that all documents reflecting the Interested Party’s final evaluation of the Consulting Agreement and the reasons for its decision not to proceed with such a Consulting Agreement (if applicable) will not be required to be returned or destroyed, however, this Agreement will continue to apply to any such information on the terms set forth herein. Notwithstanding the return or destruction of any Proprietary Information, or documents or material containing or reflecting any Proprietary Information, the Parties will continue to be bound by their obligations of confidentiality and other obligations hereunder for the term of this Agreement (or such other term as may be applicable to the specific obligation), except as otherwise specifically provided herein.

9.            MISCELLANEOUS.

9.1   Entire Agreement. This Agreement constitutes the entire agreement between the Parties concerning the confidentiality of the Proprietary Information in connection with the Consulting Agreement and related matters and supersedes all prior or contemporaneous representations, discussions, proposals, negotiations, conditions, communications and agreements, whether oral or written, between the parties relating to the same and all past courses of dealing or industry custom.

9.2   Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Interested Party and the Company and their respective successors and permitted assigns.

9.3   Amendments and Waivers. No amendment, modification or waiver of any provision of this Agreement shall be effective unless in writing and signed by duly authorized signatories of both parties. The waiver by either Party of a breach of or a default under any provision of this Agreement shall not be construed as a waiver of any subsequent breach of or default under the same or any other provision of this Agreement, nor shall any delay or omission on the part of either Party to exercise or avail itself of any right, power, privilege or remedy that it has or may have hereunder operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other further exercise of any such right, power, privilege or remedy hereunder.

9.4   Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to conflicts of laws principles.

9.5   Jurisdiction; Waiver of Jury Trial. The parties hereto agree that any and all actions or proceedings seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought in the courts of the State of California, including Federal Courts located therein, should Federal jurisdiction requirements exist. Each of the Parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. The Parties hereto specifically waive any right to a jury trial with respect to any matter arising under this Agreement.

9.6   Expenses.  In the event of litigation relating to this Agreement, if a court of competent jurisdiction determines in a final, non appealable order that a Party has breached this Agreement, then such Party shall be liable and pay to the non-breaching Party the reasonable costs and expenses (including reasonable legal fees and expenses) such non-breaching Party has incurred in connection with the enforcement of this Agreement, including any appeal therefrom.

9.7  Severability. In the event that any of the provisions of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be invalid or unenforceable, the

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remaining portions hereof shall remain in full force and effect and such provision shall be enforced to the maximum extent possible so as to effect the intent of the parties, and shall in no way be affected, impaired or invalidated.

9.8   Notices. Any notice or other communication required or permitted to be delivered under this Agreement shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the Party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, to the address or facsimile number set forth beneath the name of each party below (or to such other address or facsimile number as such party may designate by ten (10) days advance written notice to the other Party hereto).

9.9   Counterparts. This Agreement may be executed by facsimile signature and in two or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same instrument.

SIGNATURES FOLLOW ON THE NEXT PAGE

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“Interested Party”	“Company”

Nyu-Satsu Inc.	Bidz.com, Inc.

By:	By: David Zinberg
Title: Authorized Person	Title: Chief Executive Officer

Address:	Address:

The Law Offices of Aaron A. Grunfeld & Associates	Bidz.com, Inc.
Murdock Plaza	3562 Eastham Drive
10900 Wilshire Boulevard, Suite 500	Culver City, California 90232
Los Angeles, California 90024

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